Exhibit 23.2




              CONSENT OF INDEPENDENT ACCOUNTANTS


          We consent to the incorporation by reference in the registration statement of CPC International Inc. on Form S-3 filed on December 20, 1995 of our report dated December 7, 1995, on our audit of the consolidated financial statements of Kraft Foods Bakery as of October 2, 1995 and for the 41 week period ended October 2, 1995 which report was included in Form 8K/A as of December 18, 1995, filed by CPC International Inc. We also consent to the reference to our firm under the caption "Experts."

                                   COOPERS & LYBRAND L.L.P.

New York, New York
December 19, 1995